EXHIBIT 10.3.2
                                                                  --------------

                               AMENDMENT NUMBER 2

                          EXTENDED SYSTEMS INCORPORATED
                        1998 EMPLOYEE STOCK PURCHASE PLAN



Extended Systems Incorporated, pursuant to and in accordance with the provisions of Section 14 of the Extended Systems Incorporated 1998 Employee Stock Purchase Plan, does hereby amend said Plan, effective as of January 16, 2002, as follows:

Section 2, paragraph (j), titled "Fair Market Value", subparagraph (i), is replaced in its entirety with the following sentence:

            "If the Common Stock is listed on any established stock exchange or a national market system, including without limitation The Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination, as reported in THE WALL STREET JOURNAL or such other source as the Administrator deems reliable; or"